Exhibit 99.13


                    Barington Companies Equity Partners, L.P.
                  Barington Companies Offshore Fund, Ltd. (BVI)
                               888 Seventh Avenue
                            New York, New York 10019

                             RCG Halifax Fund, Ltd.
                            Ramius Master Fund, Ltd.
                                   Parche, LLC
                     Starboard Value & Opportunity Fund, LLC
                          666 Third Avenue, 26th Floor
                            New York, New York 10017


September 14, 2005

CONFIDENTIAL

To:   Ranger Holdco, Inc.
      456 Montgomery St., 19th Floor
      San Francisco, California 94104

            Re:   Equity Commitment
                  -----------------

Ladies and Gentlemen:

      Reference is made to that Agreement and Plan of Merger, dated as of August 9, 2005 (the "Merger Agreement"), by and among Ranger Holdco, Inc., a Delaware corporation (the "Parent" or "Parent"), Ranger Mergerco, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent and Register.com, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms under the Merger Agreement. As used herein, the term "Parent" shall include any entity to which Parent shall assign its rights, interests and obligations under the Merger Agreement in accordance with Section 10.13 thereof. The parties listed in Schedule A are collectively referred to herein as the "Investors".

      Subject only to (i) satisfaction or waiver, at or prior to the Closing Date, of each of the conditions to the obligation of the Parent to effect the Merger as set forth in Sections 8.1 and 8.2 of the Merger Agreement and (ii) execution and delivery of a customary stockholders or similar agreement reasonably satisfactory to each of the parties hereto relating to the Investors' ongoing relationship with Parent on terms set forth in Annex A and otherwise in accordance with those previously discussed with Parent, each Investor hereby confirms that it will severally contribute, or cause to be contributed, to Parent, substantially simultaneously with, or immediately prior to, Closing, shares of Company Common Stock held or beneficially owned by such Investor (the "Shares") and/or cash (the "Cash"), each in the amounts set forth next to such Investor's name on Schedule A hereto (together, the Shares and the Cash are referred to herein as the "Commitment").

      Each of the Investors hereby represents and warrants that (a) as of the date hereof, such Investor, or funds affiliated with such Investor, holds or beneficially owns and as of the Closing

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September 14, 2005
Page 2 of 6


Date, such Investor, or funds affiliated with such Investor, will hold or beneficially own the Shares indicated next to such Investor's name on Schedule A hereto, (b) as of the date hereof, such Investor, or funds affiliated with such Investor, has and as of the Closing Date, such Investor, or funds affiliated with such Investor, will have unexpired capital commitments of at least the amount of Cash set forth next to such Investor's name of Schedule A hereto, (c) this letter has been duly executed and delivered and constitutes a legal, valid and binding commitment of such Investor to make the Commitment as set forth above, enforceable in accordance with its terms and (d) such Investor has the power, directly or indirectly, to cause such affiliated funds to fulfill its obligations as required hereby. The Investors and the Parent agree to promptly negotiate in good faith the terms of the stockholders agreement.

      The Investors' obligations to make the Commitment will expire on the earliest to occur of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement and (iii) February 28, 2006. From and after the expiration of all of the Investors' obligations under this commitment letter, neither the Investors nor any of their directors, officers, partners, employees, investors or affiliates will have any further liability or obligation to any person or entity as a result of this commitment letter.

      This commitment letter may be signed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement. The rights of Parent may not be assigned in any manner without the prior written consent of the Investors. The obligations of each Investor under this commitment letter may not be assigned in any manner except as expressly set forth herein.

      THIS LETTER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. Under no circumstances shall the Investors or any of their directors, officers, partners, employees, investors or affiliates be liable to any person for incidental, consequential, punitive, exemplary, or special damages.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                                    Sincerely,

                                    BARINGTON COMPANIES EQUITY PARTNERS, L.P.

                                       By:  Barington Companies Investors,
                                            LLC, its general partner

                                    By:  /s/ James A. Mitarotonda
                                       ----------------------------------------
                                          James A. Mitarotonda
                                          Managing Member


                                    BARINGTON COMPANIES OFFSHORE FUND, LTD.
                                    (BVI)

                                    By:  /s/ James A. Mitarotonda
                                       ----------------------------------------
                                          James A. Mitarotonda
                                          President


                                    RCG HALIFAX FUND, LTD.

                                    By: /s/ Jeffrey M. Solomon
                                       ----------------------------------------
                                          Jeffrey M. Solomon
                                          Authorized Signatory


                                    RAMIUS MASTER FUND, LTD

                                    By: /s/ Jeffrey M. Solomon
                                       ----------------------------------------
                                          Jeffrey M. Solomon
                                          Authorized Signatory


                                    PARCHE, LLC

                                    STARBOARD VALUE & OPPORTUNITY FUND, LLC

                                       By:  Admiral Advisors, LLC, its
                                            managing member

                                    By:  /s/ Jeffrey M. Solomon
                                       ----------------------------------------
                                          Jeffrey M. Solomon
                                          Authorized Signatory

                                    STARBOARD VALUE & OPPORTUNITY FUND, LLC

                                       By:  Admiral Advisors, LLC, its
                                       managing member

                                    By:  /s/ Jeffrey M. Solomon
                                       ----------------------------------------
                                          Jeffrey M. Solomon
                                          Authorized Signatory

Accepted and Agreed to as of the date first above written.

RANGER HOLDCO, INC.

By: /s/ Alex R. Slusky
   ------------------------
      Name: Alex R. Slusky
      Title:

                                   Schedule A

                                List of Investors


-----------------------------------------------------------------------------
                 Investor                       Shares*              Cash
-----------------------------------------------------------------------------
 Barington Companies Equity Partners, L.P.     $3,000,000                $0
-----------------------------------------------------------------------------
 Barington Companies Offshore Fund, Ltd.       $2,000,000                $0
 (BVI)
-----------------------------------------------------------------------------
 RCG Halifax Fund, Ltd.                                $0        $1,500,000
-----------------------------------------------------------------------------
 Ramius Master Fund, Ltd.                              $0        $3,500,000
-----------------------------------------------------------------------------
 Parche, LLC                                   $1,600,000                $0
-----------------------------------------------------------------------------
 Starboard Value & Opportunity Fund, LLC       $8,400,000                $0
-----------------------------------------------------------------------------

* Investors will contribute that number of Shares, valued at $7.81 per Share, that equals the dollar amount indicated.

                                     Annex A

      Shares would be rolled over into, and Cash would be paid for, same securities (including mix of securities) as Vector Capital receives in Parent. Roll-over shares will be valued at $7.81 per share for contribution purposes. The Investors as a group will initially have the right to designate two Parent board members, subject to percentage ownership maintenance requirements. The Investors as a group will be reimbursed for up to $220,000 of actual, documented expenses incurred in connection with the execution, delivery and consummation of the roll-over of the Shares and investment of the Cash.